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                                                                    EXHIBIT 23.1



                         CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated February 11, 1998, on the consolidated financial statements and schedule of First Commonwealth, Inc. and Subsidiaries (the "Company") included and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Chicago, Illinois
May 22, 1998